UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2019

Date of Report

VENTURE VANADIUM INC.

(Exact name of registrant as specified in its charter)

Nevada	333-215459	32-0507158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, 301 Grant Street, Suite 4300, Pittsburgh, PA 15219
(Address of principal executive offices)

412-577-2499

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2018, Mr. Ian Ilsley (“Mr. Ilsley”) entered into the Desgrobois Option Agreement (the “Original Agreement”) with Mr. Fayz Yacoub (“Mr. Yacoub”) where Mr. Yacoub has agreed to grant an exclusive option to Mr. Ilsley which entitled Mr. Ilsley to acquire an undivided one hundred percent (100%) interest in and to 30 mineral claims in the Desgrobois Vanadium/Titanium Property (the “Property”). The Property represents 1,790 hectares (4,423 acres) situated in Quebec and the 30 mineral claims associated with it within NTS map sheets 31J/01 as more particularly described in Schedule A in exhibit 10.1.

On June 12, 2019, Mr. Ilsley and Mr. Yacoub entered into an Assignment of Desgrobois Option Agreement pursuant to which Mr. Ilsley agreed to the assign to Venture Vanadium Inc. of all of Mr. Ilsley’s rights and obligations under the Original Agreement.

On November 22, 2019, Mr. Ilsley, Venture Vanadium Inc. (“Optionee”) and Mr. Yacoub (“Optioner”) entered into the Amended and Restated Desgrobois Option Agreement (“Amended and Restated Agreement”) where Mr. Ilsley and Mr. Yacoub wish to amend certain terms of the Original Agreement.

Under the Amended and Restated Agreement, the representations, warrants and covenants of the optionee have been amended. In addition, Section 4.01 has been amended to that:

                        (a)      the Optionee making the following cash payments to the Optionor:

                                   (i)     $70,000 within 5 business days of the Effective Date;

                        (b)      The Optionee issuing shares of its common stock to the Optionor:

   (i)     1,000,000 shares on or before the Effective Date;

(c)  A two per cent (2.0%) Net Smelter Returns on all metals (hereinafter called the “Royalty”).

The description above is a summary, Amended and Restated Agreement is filed as an exhibit to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 22, 2019, Mr. Ilsley entered into the Amended and Restated Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the completion of the Amended and Restated Agreement, the Corporation shall issue the 1,000,000 shares of our common stock.

The 1,000,000 shares to be issued will be offered and sold in reliance on the exemption from registration provided by Section 4(2) and 4(6) of the Securities Act of 1933, as amended. The Common Stock to be offered and sold will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Desgrobois Option Agreement dated November 22, 2019, between Venture Vanadium Inc., Mr. Ian Ilsley and Mr. Fayz Yacoub

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE VANADIUM INC.
Date: November 25, 2019 By: Name: Title:	/s/ Ian Ilsley Ian Ilsley President